STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made as of June 30, 1996, pursuant to the Foundry Venture Agreement which was entered into as of July 8, 1995 and the Amendment to Foundry Venture Agreement and Foundry Capacity Agreement which was entered into as of October 31, 1995, and the letter agreement dated June 26, 1996, all by and among the Venturers defined therein and described herebelow, by and between the Venturers, referring to Alliance Semiconductor Corporation, a Delaware corporation ("Alliance"), S3 Incorporated, a Delaware corporation ("S3"), and United Microelectronics Corporation, a corporation organized under the laws of the Republic of China ("UMC"), and United Semiconductor Corporation ("USC"), the corporation contemplated under and referred to as FabCo in the said Foundry Venture Agreement.

         Venturers and USC agree:

1.      PURCHASE AND SALE OF STOCK

     1.1 Venturers hereby agree to purchase from USC and USC hereby agrees to issue and sell to Venturers its stocks at par value New Taiwan Dollars Ten (NT$
10) each share. All stocks issued and sold by USC pursuant to this Stock Purchase Agreement shall be common stocks.


     1.2 Pursuant to the Foundry Venture Agreement, the total number of common stock USC issues and sells under the laws of the Republic of China is One
Billion (1,000,000,000) shares. Each Venturer shall purchase the number of shares according to the following table (assuming full exercise of the option to purchase under Paragraph 5. 1 (b)):

                                                                 $ investment represented
                                      Share % paid in cash          by standard shares
                                       ("Standard Shares")            (NTD Billions)              Technical share %
                                       -------------------            --------------              -----------------
Alliance                                     18.99%                       $1.9 B                         0%
S3                                           23.75%                       $2.4 B                         0%
UMC & UMC Affiliates*                        39.76%                       $3.95B                        15%
USC & UMC employees**                         2.5%**                      $0.25B                         0%
Total shareholding                           85%                          $8.5 B                        15%


* For purposes of this Stock Purchase Agreement, "UMC Affiliates" shall mean those entities: (i) nominated by UMC and approved by the Venturers in writing,
(ii) which UMC directly and/or indirectly controls, and/or (iii) in which UMC directly or indirectly owns a majority interest; provided that no UMC Affiliate which is a competitor of S3 and/or Alliance may hold shares in USC pursuant to rights granted to UMC Affiliates under this Stock Purchase Agreement without the prior written consent of the Venturer involved. In addition, UMC may transfer up to 5% of USC's standard shares to UMC employees and/or to employees of USC for purposes of providing additional incentives in connection with USC business without necessity for any prior written consent from USC or from any Venturer.

* * UMC employees who intend to become (and who later become) regular employees of USC will be among the USC shareholders pursuant to this table. The UMC employees and the eligible USC employees shall be required to pay in cash upon issuance the value shown in this table for their standard shares.


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


     1.3 The Venturers shall pay in cash for their standard shares in two equal funding installments, and each Venturer represents to the other Venturers that the amount indicated in the column titled "First Installment" has been paid and USC acknowledges receipt of such amounts:

                                                       First Installment            Second Installment -due in full
                                                        (paid as shown)                on or before July 4, 1996
                                                        (NTD billions)                       (NTD billions)
                                                        --------------                       --------------
Alliance                                                    $1   B                              $0.45B
S3                                                          $1   B                              $0.7 B
UMC & UMC Affiliates                                        $2.25B                              $2.85B
USC employees & UMC employees                               $0   B                              $0.25B
Total payment for standard shares                           $4.25B                              $4.25B


    1.4 Within fifteen days of receiving a signature version of such a voting agreement, S3 will execute a voting agreement concerning 5% ownership of USC in the form as signed by China Trust Group and the other Taiwan institutions approved by S3 and Alliance for participation in USC.

     1.5 The technical shares shall be issued in accordance with the Foundry Venture Agreement.


2.      REPRESENTATIONS OF USC

     2.1 USC represents and warrants, which representations and warranties shall survive the purchase date, that:

          (i) USC has been duly formed and is in existence and has operated in conformity with all laws and regulations applicable to its operation;

          (ii) The issuance of the shares of common stock contemplated herein is in conformance with all laws and regulations applicable to the issuance of the shares;

          (iii)  Attached   hereto  is  the  true  copy  of  USC's  Articles  of
Incorporation; and

          (iv) USC has duly authorized the sale and issuance of the shares to the Venturers.

3.       BOARD OF DIRECTORS AND SUPERVISORS

     3.1 USC will have at least seven (7) directors on its board of directors, of which at least five (5) directors shall be designated by UMC and/or UMC Affiliates, and each of Alliance and S3 shall designate one (1) director.

     3.2 USC will have at least two (2) supervisors, of which at least one (1) supervisor shall be designated by Alliance and S3.

     3.3 Notwithstanding anything to the contrary, (i) all such directors and/or supervisors shall be subject to the requirements of applicable law, and
(ii) the rights to designate directors and/or supervisors will expire if (for reasons other than a failure of conditions precedent to such payment) the Venturer fails to make timely payment of its second installment of the funding outlined in Paragraph 1.3 above.

     3.4 The following decisions shall be made only by resolutions of the board of directors requiring an attendance of all the directors and an unanimous vote of all of the directors, and are not within the authority of the chairman. These decisions are as follows:

          (i) All actions directly deciding strategic technical issues (including without limitation, the type of process technology, such as that used in the manufacture of logic, SRAM, DRAM, EPROM, EEPROM, and/or FLASH) to be developed, implemented and/or offered by USC;

          (ii) All actions directly making material changes to the technology road map as approved by the board and/or authorizing liquidation, merger, sale of all or substantially all of USC or USC's assets, and/or the offer of any equity (except pursuant to a public offering of USC's shares on a recognized securities exchange); and

     3.5 The Venturers each commit to vote their shares in a manner so as to implement this Paragraph 3.

     3.6 This Paragraph 3 shall expire and have no further effect upon the successful completion of a public offering of USC's shares on a recognized securities exchange.

     3.7 The Venturers and USC have held a shareholders' meeting and thereby amended the articles of incorporation of USC to reflect the provisions of this Paragraph 3.


4.       DELIVERY OF FINANCIAL STATEMENTS; AUDIT RIGHTS

     4.1 USC shall deliver to each Venturer:

          (i) as soon as practicable, but in any event within 60 days after the end of each fiscal year of USC, (A) a statement of operations and statement of cash flows of USC for such year, and a balance sheet of USC as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") of the Republic of China ("ROC"), accompanied by a reconciliation of such financial statements to United States ("US") GAAP, and audited and certified by independent public accountants of internationally recognized standing selected by USC, and (B) a management discussion and analysis, certified by the President or Chief Financial Officer of USC, explaining material variations in such financial statements from USC's business plan;

          (ii)  within 15 days  after  the end of each  Venturer's  fiscal  year
(March 31 for Alliance, December 31 for S3), an unaudited statement of operations and balance sheet for and as of USC's most recent fiscal year (or interim period thereof), together with such other financial information as shall be reasonably requested by such Venturer in connection with the preparation of such Venturer's annual earnings release, including a statement of USC's independent public accounting firm indicating that on the basis of a review of such financial statements nothing has come to the attention of such accountants that such financial statements have not been prepared in accordance with ROC GAAP on a basis substantially consistent with USC's audited financial statements or that any material modifications should be made to the unaudited statement of operations for them to be stated on a basis substantially consistent with USC's audited financial statements;

          (iii) within 30 days after the end of each fiscal quarter, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also contain the foregoing information on a year-to-date basis, be prepared in accordance with ROC GAAP, and include a reconciliation of such financial statement to US GAAP;

          (iv) within 10 days after the end of each fiscal quarter, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail, together with such other financial information, as shall be reasonably requested by such Venturer in connection with the preparation of such Venturer's quarterly earnings release, such quarterly statements shall also contain the foregoing information on a year-to-date basis, be prepared in accordance with ROC GAAP, and include a reconciliation of such financial statements to US GAAP;

          (v) within 30 days after the end of each month, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, such monthly statements shall also contain the foregoing information on a year-to-date basis, shall also compare actual performance to budget, and be prepared in accordance with ROC GAAP;

          (vi) within 60 days prior to the close of each fiscal year, a comprehensive operating budget for the next fiscal year forecast USC's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by USC; and

          (vii) such other financial information relating to USC as such Venturer may from time to time reasonably request, provided, however, that USC shall not be obligated to provide information pursuant to this Paragraph 4. 1
(vii) which it deems in good faith to be proprietary.

     4.2 With  respect to the  financial  statements  called for in  subsections
(ii), (iii), (iv) and (v) of Paragraph 4.1, an instrument executed by the President or Chief Financial Officer of USC and certifying that such financial statements were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of USC and its results of operation for the period specified, subject to year-end audit adjustment.

     4.3 Upon the written request of a Venturer, USC shall permit such Venturer's independent certified public accounting firm, at such Venturer's expense, to have access during normal business hours of USC to such of the records of USC and of USC's independent public accounting firm as may be reasonably necessary to audit USC's financial statements and records in connection with the preparation of such Venturer's audited financial statements.

5.       SHARE TRANSFER

     5.1 Notwithstanding anything to the contrary,

     (a) the shares of UMC and UMC Affiliates shall be transferable amongst UMC and UMC Affiliates without the necessity of USC's, Alliance's and/or S3's prior written consent.

     (b) Notwithstanding anything to the contrary, and without any need for any further consents from any Venturer or from USC, under the terms stated in this Paragraph 5. I (b), S3 will have the option to purchase from

UMC up to 70 Million standard shares of USC, and Alliance will have the option to purchase from UMC up to 45 Million standard shares of USC as follows:

          (i) The purchase price under these options will be at NTD 10 per share, plus interest on the total purchase amount. This interest will be calculated at a cumulative rate of 8.5%, with interest accruing as of July 4, 1996.

          (ii) Each of S3 and Alliance may exercise these options with at least fifteen days advance written notice to the other Venturers given prior to the end of calendar year 1996, but all unexercised options will expire if not fully exercised (including full payment to UMC for the shares involved) on or before midnight December 31, 1996 (Taiwan, R.O.C. time).

          (iii) Subject to the terms of this Agreement, each of Alliance and S3 can exercise its respective options all at once, or in installments, and thus, with at least fifteen days advance written notice to the other Venturers can select its closing dates (so long as they occur on or before the end of December 31, 1996) at times it finds convenient.

     5.2 Except as allowed under Paragraph 5.1, until USC completes a successful offering of shares on a recognized securities exchange, the shares of the Venturers (and of UMC Affiliates holding such shares) in USC will not be transferable in any manner whatsoever except with the written consent of the Venturers, provided however that any Venturer may transfer its entire right, title and interest in USC (including its proportionate right of first refusal for foundry capacity, the "Foundry Rights") and other rights under the Foundry Venture Agreement and/or Venture Agreements (as defined in the Foundry Venture Agreement):

          (i) once but only to the extent and only as part of a transfer of all or substantially all of the assets, business and/or ownership of that Venturer to a transferee subject, with respect to the Foundry Rights, to the terms of Paragraph 5.2 (iv) below;

          (ii) as provided in Paragraphs 6.3 and/or 6.4 of the said Foundry Venture Agreement, and/or

          (iii) once to or between itself and any of its subsidiaries in which, at the time of such transfer, the transferring Venturer owns at least 50%.

Notwithstanding anything to the contrary:

          (iv)the  Foundry Rights when and if transferred  pursuant to Paragraph
5.2 (i) above shall only be exercisable with respect to the manufacture of products which the transferring Venturer at the time of such transfer was selling, was designing (as reflected in contemporaneous documents) or was contemplating designing and selling (as demonstrated in its then written business plan(s)), and all future versions and logical extensions of such types of products (including without limitation, more highly integrated versions thereof).

          (v) if (a) prior to the completion of a public offering of USC securities on a recognized securities exchange, any Venturer (or UMC Affiliate holding such shares) wishes and/or attempts to transfer its shares in USC (other than as allowed by Paragraphs 5.1, 5.2 (i), 5.2 (ii) and/or 5.2 (iii)) pursuant to any Court or other order or law, or as a result of any nonconsensual action by any authority with jurisdiction, and/or (b) a Venturer's rights are properly terminated pursuant to Section 6.1 of the Foundry Venture Agreement, the shares involved will be subject to a right of first refusal as follows:

               (aa) the other Venturers (the "eligible other Venturers") will have the right to purchase the shares involved at their then fair market value as determined by a mutually agreeable independent appraiser;

               (bb) each such eligible other Venturer will have the right to purchase such shares on a pro rata basis as determined by the ratio of their respective shareholding percentages (which, absent any previously permitted transfers, would be as shown in the table in Paragraph 1.2 above);

               (cc) if any such eligible other Venturer elects not to exercise any portion or all of such right of first refusal within 30 days of the independent appraisal, such portion of such right of first refusal will be subject to exercise by the other eligible other Venturer, and the shares involved will be subject to a right of such other eligible other Venturer to purchase on the same terms as outlined above; and

               (dd) if the other eligible other Venturer does not commit to purchase such shares within 60 days of the independent appraisal, all rights under this Paragraph 5.2 (v) will expire as to such unpurchased shares.

     5.3 Subject to the requirements of and to the extent permissible under R.O.C. law, to the extent that USC wishes to offer any (equity beyond the NT$8.5 Billion referred to in Paragraph 1.2 (a) above, each Venturer shall have the right of first refusal to participate in such offering in proportion to its then current respective shareholding.

6.       MISCELLANEOUS

     6.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the Republic of China.

     6.2   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.3 Paragraphs 7, 8, 9.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.10,  9.11,  9.13,
and 9.14 of the Foundry Venture Agreement are incorporated by reference as if set forth fully herein, in each case with this Stock Purchase Agreement deemed to be one of the Venture Agreement.

     IN WITNESS WHEREOF, the Venturers and USC have caused this Stock Purchase Agreement to be signed below by their respective duly authorized officers.

Alliance Semiconductor Corporation

/s/ N. D. Reddy
-----------------------------
N. D. Reddy, President


S3 Incorporated

/s/ Terry Holdt
-----------------------------
Terry Holdt, President


United Microelectronics Corporation

/s/ John Hsuan
-----------------------------
John Hsuan, President


United Semiconductor Corporation

/s/ Ing Dar Liu
-----------------------------
Ing Dar Liu, President



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